Exhibit 10.2

Original Amount	Bank	Payment Terms/Monthly Installment	Due Date	Interest Rate	Collateral	Comments
R$2,000,000	Itau	12 Installment	February 12, 2014	1.09% am	Receivables & Personal Guarantee of Officer of our Brazilian Subsidiary	We will have a two-month grace period for installment payments